                                                                    Exhibit 1(b)

                              JANUS INVESTMENT FUND

                            CERTIFICATE OF AMENDMENT
                            ------------------------

         The undersigned, being the Secretary of Janus Investment Fund, a trust with transferable shares of the type commonly called a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 7.3 of the Amended and Restated Agreement and Declaration of Trust, dated March 18, 2003, as may be amended from time to time (the "Declaration of Trust"), and by the affirmative vote of all of the Trustees at a meeting duly called and held on December 2, 2004, the Declaration of Trust is amended as follows:

         Section 5.1 of the Declaration of Trust is hereby amended and restated in its entirety to read as follows:

         Section 5.1 Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Section 3.1, (ii) with respect to any contract with a Contracting Party as provided in Section 3.3 as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 7.3, (iv) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or any Series thereof or the Shareholders (provided, however, that a Shareholder of a particular Series shall not be entitled to a derivative or class action on behalf of any other Series (or Shareholder of any other Series) of the Trust) and (v) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Proxies may be given by or on behalf of a shareholder orally or in writing or pursuant to any computerized, telephonic, or mechanical data gathering process. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed or otherwise given by or on behalf of any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed or otherwise given by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

         IN WITNESS WHEREOF, the undersigned has set her hand and seal this 2nd day of December, 2004.


                                         /s/ Kelley Abbott Howes
                                         ---------------------------------------
                                         Kelley Abbott Howes, Secretary

STATE OF COLORADO            )
                             )    ss.
CITY AND COUNTY OF DENVER    )

         BEFORE ME, the undersigned authority, on this day personally appeared Kelley Abbott Howes, Secretary of Janus Investment Fund, who, being by me first duly sworn, stated on her oath that the foregoing document is true and correct and that she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 2nd day of December, 2004.



My Commission Expires:                      /s/ Lisa A. Neison
      6.22.07                               ------------------------------------
---------------------                       Notary Public




                                            [Notary Seal]